Exhibit 4.1

TETRALOGIC PHARMACEUTICALS CORPORATION
2004 EQUITY INCENTIVE PLAN

SECTION 1. Purpose; Definitions. The purposes of the Corporation 2004 Equity Incentive Plan (the “Plan”) are to: (a) enable TetraLogic Pharmaceuticals Corporation (the “Company”) and its affiliated companies to recruit and retain highly qualified employees, directors and consultants; (b) provide those employees, directors and consultants with an incentive for productivity; and (c) provide those employees, directors and consultants with an opportunity to share in the growth and value of the Company.

For purposes of the Plan, the following initially capitalized words and phrases will be defined as set forth below, unless the context clearly requires a different meaning:

a.                   “Affiliate” means, with respect to a Person, a Person that directly or indirectly controls, or is controlled by, or is under common control with such Person.

b.                   “Award” means a grant of Options or Restricted Shares pursuant to the provisions of this Plan.

c.                    “Award Agreement” means, with respect to any particular Award, the written document that sets forth the terms of that particular Award.

d.                   “Board” means the Board of Directors of the Company, as constituted from time to time; provided, however, that if the Board appoints a Committee to perform some or all of the Board’s administrative functions hereunder pursuant to Section 2, references in this Plan to the “Board” will be deemed to also refer to that Committee in connection with administrative matters to be performed by that Committee.

e.                    “Cause” means (i) alcohol abuse or use of controlled drugs (other than in accordance with a physician’s prescription); (ii) refusal, failure or inability to perform any material obligation or fulfill any duty (other than any duty or obligation of the type described in clause (iv) below) to the Company (other than due to a Disability), which failure, refusal or inability is not cured within 10 days after delivery of notice thereof; (iii) gross negligence or willful misconduct in the course of employment; (iv) any breach of any obligation or duty to the Company or any of its Affiliates (whether arising by statute, common law, contract or otherwise) relating to confidentiality, noncompetition, nonsolicitation or proprietary rights; (v) other conduct involving any type of disloyalty to the Company or any of its Affiliates, including, without limitation, fraud, embezzlement, theft or proven dishonesty; or (vi) conviction of (or the entry of a plea of guilty or nolo contendere to) a misdemeanor involving moral turpitude or a felony. Notwithstanding the foregoing, if a Participant and the Company (or any of its Affiliates) have entered into an employment agreement, consulting agreement or other similar agreement that specifically defines “cause,” then with respect to such Participant, “Cause” shall have the meaning defined in that employment agreement, consulting agreement or other agreement.

f.                     “Change in Control” means the happening of an event, which shall be deemed to have occurred upon the earliest to occur of the following events:

(i)                                     the date the stockholders of the Company (or the Board, if stockholder action is not required) approve a plan or other arrangement pursuant to which the Company will be dissolved or liquidated;

(ii)                                  the date the stockholders of the Company (or the Board, if stockholder action is not required) approve a definitive agreement to sell or otherwise dispose of all or substantially all of the assets of the Company;

(iii)                               the date the stockholders of the Company (or the Board, if stockholder action is not required) and the stockholders of the other constituent corporations (or their respective boards of directors, if and to the extent that stockholder action is not required) have approved a definitive agreement to merge or consolidate the Company with or into another corporation, other than, in either case, a merger or consolidation of the Company in which holders of shares of the Company’s voting capital stock immediately prior to the merger or consolidation will have at least 50% of the ownership of voting capital stock of the surviving corporation immediately after the merger or consolidation (on a fully diluted basis), which voting capital stock is to be held in the same proportion (on a fully diluted basis) as such holders’ ownership of voting capital stock of the Company immediately before the merger or consolidation;

(iv)                              the date any entity, Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), other than (A) the Company, or (B) any of its Subsidiaries, or (C) any of the holders of the capital stock of the Company, as determined on the date that this Plan is adopted by the Board, or (D) any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries or (E) any Affiliate (as such term is defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of any of the foregoing, shall have acquired beneficial ownership of, or shall have acquired voting control over more than 50% of the outstanding shares of the Company’s voting capital stock (on a fully diluted basis), unless the transaction pursuant to which such person, entity or group acquired such beneficial ownership or control resulted from the original issuance by the Company of shares of its voting capital stock and was approved by at least a majority of directors who shall have been either members of the Board on the date that this Plan is adopted by the Board or members of the Board for at least twelve (12) months prior to the date of such approval (the “Original Issuance Exception”); provided, however, that on and after the date the Company’s Shares are publicly-traded, the Original Issuance Exception shall not apply to any entity, Person or group identified in Subsections (C) or (E) above.

(v)                                 the first day after the date of this Plan when directors are elected such that there shall have been a change in the composition of the Board such that a majority of the Board shall have been members of the Board for less than twelve (12) months, unless the nomination for election of each new director who was not a director at the beginning of such twelve (12) month period was approved by a vote of at least sixty percent (60%) of the directors then still in office who were directors at the beginning of such period; or

(vi)                              the date upon which the Board determines (in its sole discretion) that based on then current available information, the events described in clause (iv) are reasonably likely to occur.

g.                    “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

h.                   “Committee” means a committee appointed by the Board in accordance with Section 2 of the Plan.

i.                       “Company” means TetraLogic Pharmaceuticals Corporation.

j.                      “Consultant” means an individual performing services as an independent contractor for the Company, but who is not an Employee or Director.

k.                   “Director” means a member of the Board.

1.                   “Disability” means a condition rendering a Participant Disabled.

m.               “Disabled” will have the same meaning as set forth in Section 22(e)(3) of the Code.

n.                   “Employee” means common-law employee of the Company or any Subsidiary.

o.                   “Exchange Act” means the Securities Exchange Act of 1934, as amended.

p.                   “Fair Market Value” means, as of any date: (i) if the Shares are not publicly-traded, the value of such Shares on that date, as determined by the Board in its sole and absolute discretion; or (ii) if the Shares are traded in the over-the-counter market, the Fair Market Value per Share shall be the mean of the bid and asked prices for a Share on the relevant valuation date as reported in The Wall Street Journal (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotations (“NASDAQ”) System), as applicable or, if there is no trading on such date, on the next preceding date on which there were reported Share prices. In the event Shares are listed on a national or regional securities exchange or traded through the NASDAQ National Market, the Fair Market Value of a Share shall be the closing price for a Share on the exchange or on the NASDAQ National Market, as reported in The Wall Street Journal on the relevant valuation date, or if there is no trading on that date, on the next preceding date on which there were reported Share prices.

q.                   “Incentive Stock Option” means any Option intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

r.                      “Non-Employee Director” will have the meaning set forth in Rule 16b-3(b)(3)(i) promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission; provided, however, that the Board or the Committee may, to the extent that it deems necessary to comply with Section 162(m) of the Code or regulations thereunder, require that each “Non-Employee Director” also be an “outside director” as that term is defined in regulations under Section 162(m) of the Code.

s.                     “Non-Qualified Stock Option” means any Option that is not an Incentive Stock Option.

t.                      “Option” means any option to purchase Shares (including Restricted Shares, if the Committee so determines) granted pursuant to Section 5 hereof.

u.                   “Participant” means an employee, consultant or Director of the Company or any of its Affiliates to whom an Award is granted.

v.                   “Person” means an individual, partnership, corporation, limited liability company, trust, joint venture, unincorporated association, or other entity or association.

w.                 “Restricted Shares” means Shares that are subject to restrictions pursuant to Section 7 hereof.

x.                   “Share” means a share of Company’s common stock, par value $0.0001, subject to substitution or adjustment as provided in Section 3(c) hereof.

y.                   “Stock Purchase Agreement” means any stock purchase, stock restriction, stockholders’ or other agreement the Board may require a Participant to execute as a condition of his or her receipt of either a grant of Restricted Shares or of the issuance of Shares pursuant to the exercise of an Option.

z.                    “Subsidiary” means, in respect of the Company, a subsidiary company, whether now or hereafter existing, as defined in Sections 424(f) and (g) of the Code.

SECTION 2. Administration. The Plan will be administered by the Board; provided, however, that the Board may at any time appoint a Committee to perform some or all of the Board’s administrative functions hereunder; and provided further, that the authority of any Committee appointed pursuant to this Section 2 will be subject to such terms and conditions as the Board may prescribe and will be coextensive with, and not in lieu of, the authority of the Board hereunder.

Any Committee established under this Section 2 will be composed of not fewer than two members, each of whom will serve for such period of time as the Board determines; provided, however, that if the Company has a class of securities required to be registered under Section 12 of the Exchange Act, all members of any Committee established pursuant to this Section 2 will be Non-Employee Directors. From time to time the Board may increase the size of the Committee and appoint additional members thereto, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

Members of the Board who are eligible for Awards or have received Awards may vote on any matters affecting the administration of the Plan or the grant of Awards, except that no such member will act upon the grant of an Award to himself or herself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the grant of Awards to himself or herself.

The Board will have full authority to grant Awards under the Plan. In particular, subject to the terms of the Plan, the Board will have the authority:

a.                   to select the persons to whom Awards may from time to time be granted hereunder (consistent with the eligibility conditions set forth in Section 4);

b.                   to determine the type of Award to be granted to any person hereunder;

c.                    to determine the number of Shares, if any, to be covered by each such Award;

d.                   to establish the terms and conditions of each Award Agreement;

e.                    to determine whether and under what circumstances an Option may be exercised without a payment of cash under Section 5(d); and

f.                     to determine whether, to what extent and under what circumstances Shares and other amounts payable with respect to an Award may be deferred either automatically or at the election of the Participant.

The Board will have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it, from time to time, deems advisable; to establish the terms of each Award Agreement; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement); to amend the terms of any Award Agreement, provided that the Participant consents to such amendment; and to otherwise supervise the administration of the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it deems necessary to carry out the intent of the Plan.

All decisions made by the Board pursuant to the provisions of the Plan will be final and binding on all persons, including the Company and Participants. No Director will be liable for any good faith determination, act or omission in connection with the Plan or any Award.

SECTION 3. Shares Subject to the Plan.

a.                   Shares Subject to the Plan. The Shares to be subject to or related to Awards under the Plan will be authorized and unissued Shares of the Company, whether or not previously issued and subsequently acquired by the Company. The maximum number of Shares that may be subject to Options or Restricted Shares under the Plan is Eight Hundred Seventy-Five Thousand (875,000), and the Company will reserve for the purposes of the Plan, out of its authorized and unissued Shares, such number of Shares.

b.                   Effect of the Expiration or Termination of Awards. If and to the extent that an Option expires, terminates or is canceled or forfeited for any reason without having been exercised in full, the Shares associated with that Option will again become available for grant under the Plan. Similarly, if and to the extent any Restricted Share is canceled, forfeited or repurchased for any reason, or if any Share is withheld pursuant to Section 9(d) in settlement of a tax withholding obligation associated with an Award, that Share will again become available for grant under the Plan. Finally, if any Share is received in satisfaction of the exercise price payable upon exercise of an Option, that Share will become available for grant under the Plan.

c.                    Other Adjustment. In the event of any recapitalization, stock split or combination, stock dividend or other similar event or transaction affecting the Shares, equitable substitutions or adjustments may be made by the Board, in its sole and absolute discretion, to the aggregate number, type and issuer of the securities reserved for issuance under the Plan, to the number, type and issuer of Shares subject to outstanding Options, to the exercise price of outstanding Options, and to the number, type and issuer of Restricted Shares.

d.                   Change in Control. Notwithstanding anything to the contrary set forth in the Plan or any other agreement, upon or in anticipation of any Change in Control, the Board may, in its sole and absolute discretion and without the need for the consent of any Participant, take one or more of the following actions contingent upon the occurrence of that Change in Control: (i) cause any or all outstanding Options to become vested and immediately exercisable, in whole or in part; (ii) cause any or all outstanding Restricted Shares to become non-forfeitable, in whole or in part; (iii) cancel any or all Options, in whole or in part, in exchange for an option to purchase common stock of any successor corporation, which new option satisfies the requirements of Treas. Reg. § 1.425-1(a)(4)(i) (notwithstanding the fact that the original Option may never have been intended to satisfy the requirements for treatment as an Incentive Stock Option); (iv) cancel any or all Restricted Shares, in whole or in part, in exchange for restricted shares of the common stock of any successor corporation; (v) redeem any or all Restricted Share, in whole or in part, for cash and/or other substitute consideration with a value equal to the Fair Market Value of an unrestricted Share on the date of the Change in Control; or (vi) cancel any or all outstanding Options, in whole or in part, in exchange for cash and/or other substitute consideration with a value equal to (A) the number of Shares cancelled subject to such Options, multiplied by (B) the amount by which the Fair Market Value per Share on the date of the Change in Control exceeds the exercise price of such Options; provided, that if the Fair Market Value per Share on the date of the Change in Control does not exceed the exercise price of any such Option, the Board may cancel that Option without any payment of consideration therefore.

SECTION 4. Eligibility. Employees, Directors, Consultants, and other individuals who provide services to the Company or its Affiliates are eligible to be granted Awards under the Plan. Persons who are not employees of the Company or a Subsidiary are not eligible to be granted Incentive Stock Options but are eligible to be granted other types of Awards.

SECTION 5. Options. Options granted under the Plan may be of two types: (i) Incentive Stock Options or (ii) Non-Qualified Stock Options. Any Option granted under the Plan will be in such form as the Board may at the time of such grant approve.

The Award Agreement evidencing any Option will incorporate the following terms and conditions and will contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Board deems appropriate in its sole and absolute discretion:

a.                   Option Price. The exercise price per Share purchasable under a Non-Qualified Stock Option will be determined by the Board. The exercise price per Share purchasable under an Incentive Stock Option will be not less than 100% of the Fair Market Value of a Share on the date of the grant. However, any Incentive Stock Option granted to any Participant who, at the time the Option is granted, owns more than 10% of the voting power of all classes of shares of the Company or of a Subsidiary will have an exercise price per Share of not less than 110% of Fair Market Value per Share on the date of the grant.

b.                   Option Term. The term of each Option will be fixed by the Board, but no Incentive Stock Option will be exercisable more than 10 years after the date the Option is granted. However, any Incentive Stock Option granted to any Participant who, at the time such Option is granted, owns more than 10% of the voting power of all classes of shares of the Company or of a Subsidiary may not have a term of more than five years. No Option may be exercised by any person after expiration of the term of the Option.

c.                    Exercisability. Options will vest and be exercisable at such time or times and subject to such terms and conditions as determined by the Board at the time of grant. If the Board provides, in its discretion, that any Option is exercisable only in installments, the Board may waive such installment exercise provisions at any time at or after grant, in whole or in part, based on such factors as the Board determines, in its sole and absolute discretion.

d.                   Method of Exercise. Subject to the exercisability provisions under Section 5(c), the termination provisions set forth in Section 6 and the applicable Award Agreement, Options may be exercised in whole or in part at any time and from time to time during the term of the Option, by the delivery of written notice of exercise by the Participant to the Company specifying the number of Shares to be purchased. Such notice will be accompanied by payment in full of the purchase price, either by certified or bank check, or such other means as the Board may accept and by an executed copy of a Stock Purchase Agreement, as required by the Board. As determined by the Board, in its sole discretion, at or after grant, payment in full or in part of the exercise price of an Option may be made in the form of previously acquired Shares based on the Fair Market Value of the Shares on the date the Option is exercised; provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of previously acquired Shares may be authorized only at the time the Option is granted.

No Shares will be issued upon exercise of an Option until full payment therefor has been made. A Participant will not have the right to distributions or dividends or any other rights of a stockholder with respect to Shares subject to the Option until the Participant has given written notice of exercise, has paid in full for such Shares, and, if requested, has given the representation described in Section 9(a) hereof.

e.                    Incentive Stock Option Limitations. In the case of an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year under the Plan and/or any other plan of the Company or any Subsidiary will not exceed $100,000. For purposes of applying the foregoing limitation, Incentive Stock Options will be taken into account in the order granted. To the extent any Option does not meet such limitation, that Option will be treated for all purposes as a Non-Qualified Stock Option.

f.                     Termination of Service. Unless otherwise specified in the applicable Award Agreement, Options will be subject to the terms of Section 6 with respect to exercise upon or following termination of service.

g.                    Transferability of Options. Except as may otherwise be specifically determined by the Board with respect to a particular Non-Qualified Stock Option, no Option will be transferable by the Participant other than by will or by the laws of descent and distribution, and all Options will be exercisable, during the Participant’s lifetime, only by the Participant or, in the event of his Disability, by his personal representative.

SECTION 6. Termination of Service. Unless otherwise specified with respect to a particular Award, Options will remain exercisable after termination of service only to the extent specified in this Section 6.

a.                   Termination by Reason of Death. If a Participant’s service with the Company or any Affiliate terminates by reason of death, any Option held by such Participant may thereafter be exercised, to the extent then exercisable or on such accelerated basis as the Board may determine, at or after grant, by the legal representative of the estate or by the legatee of the Participant under the will of the Participant, for a period expiring (i) at such time as may be specified by the Board at or after the time of grant, or (ii) if not specified by the Board, then 12 months from the date of death, or (iii) if sooner than the applicable period specified under (i) or (ii) above, then upon the expiration of the stated term of such Option.

b.                   Termination by Reason of Disability. If a Participant’s service with the Company or any Affiliate terminates by reason of Disability, any Option held by such Participant may thereafter be exercised by the Participant or his personal representative, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Board may determine at or after grant, for a period expiring (i) at such time as may be specified by the Board at or after the time of grant, or (ii) if not specified by the Board, then 12 months from the date of termination of service, or (iii) if sooner than the applicable period specified under (i) or (ii) above, then upon the expiration of the stated term of such Option.

c.                    Cause. If a Participant’s service with the Company or any Affiliate is terminated for Cause: (i) any Option not already exercised will be immediately and automatically forfeited as of the date of such termination, and (ii) any Shares for which the Company has not yet delivered share certificates will be immediately and automatically forfeited and the Company will refund to the Participant the Option exercise price paid for such Shares, if any.

d.                   Other Termination. If a Participant’s service with the Company or any Affiliate terminates for any reason other than death, Disability or Cause, any Option held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such termination, or on such accelerated basis as the Board may determine at or after grant, for a period expiring (i) at such time as may be specified by the Board at or after the time of grant, or (ii) if not specified by the Board, then 90 days from the date of termination of service, or (iii) if sooner than the applicable period specified under (i) or (ii) above, then upon the expiration of the stated term of such Option.

SECTION 7. Restricted Shares.

a.                        Issuance. Restricted Shares may be issued either alone or in conjunction with other Awards. The Board will determine the time or times within which Restricted Shares may be subject to forfeiture, and all other conditions of such Awards.

b.                        Awards and Certificates. The Award Agreement evidencing the grant of any Restricted Shares will contain such terms and conditions, not inconsistent with the terms of the Plan, as the Board deems appropriate in its sole and absolute discretion. The prospective recipient of an Award of Restricted Shares will not have any rights with respect to such Award, unless and until such recipient has executed an Award Agreement and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such Award. The purchase price for Restricted Shares may, but need not, be zero.

A share certificate will be issued in connection with each Award of Restricted Shares. Such certificate will be registered in the name of the Participant receiving the Award, and will bear the following legend and/or any other legend required by the Plan, the Award Agreement, the Company’s stockholders’ agreement, if any, or by applicable law:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE TETRALOGIC PHARMACEUTICALS CORPORATION 2004 EQUITY INCENTIVE PLAN AND AN AGREEMENT ENTERED INTO BETWEEN THE PARTICIPANT AND TETRALOGIC PHARMACEUTICALS CORPORATION (WHICH TERMS AND CONDITIONS MAY INCLUDE, WITHOUT LIMITATION, CERTAIN TRANSFER RESTRICTIONS, REPURCHASE RIGHTS AND FORFEITURE CONDITIONS). COPIES OF THAT PLAN AND AGREEMENT ARE ON FILE IN THE PRINCIPAL OFFICES OF TETRALOGIC PHARMACEUTICALS CORPORATION AND WILL BE MADE AVAILABLE TO THE HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON REQUEST TO THE SECRETARY OF TETRALOGIC PHARMACEUTICALS CORPORATION.

Share certificates evidencing Restricted Shares will be held in custody by the Company or in escrow by an escrow agent until the restrictions thereon have lapsed. As a condition to any Restricted Share Award, the Participant may be required to deliver to the Company a share power, endorsed in blank, relating to the Shares covered by such Award.

c.                         Restrictions and Conditions. The Restricted Shares awarded pursuant to this Section 7 will be subject to the following restrictions and conditions:

(i)                                     During a period commencing with the date of grant of an Award of Restricted Shares and ending at such time or times as specified by the Board (the “Restriction Period”), the Participant will not be permitted to sell, transfer, pledge, assign or otherwise encumber Restricted Shares awarded under the Plan. The Board may condition the lapse of restrictions on Restricted Shares upon the continued employment or service of the recipient, the attainment of specified individual or corporate performance goals, or such other factors as the Board may determine, in its sole and absolute discretion.

(ii)                                  Prior to the expiration of the Restriction Period, the Participant will not be entitled to vote such Restricted Shares. Consistent with Section 3(c), any distributions or dividends paid in the form of securities with respect to Restricted Shares will be subject to the same terms and conditions as the Restricted Shares with respect to which they were paid, including, without limitation, the same Restriction Period.

(iii)                               Subject to the applicable provisions of the Award Agreement, if a Participant’s service with the Company terminates prior to the expiration of the Restriction Period, all of that Participant’s Restricted Shares which then remain subject to forfeiture will then be forfeited automatically.

(iv)                              In the event of hardship or other special circumstances of a Participant whose service with the Company is involuntarily terminated (other than for Cause), the Board may, in its sole discretion, waive in whole or in part any or all remaining restrictions with respect to such Participant’s Restricted Shares, based on such factors as the Board may deem appropriate.

(v)                                 If and when the Restriction Period expires without a prior forfeiture of the Restricted Shares (or if and when the restrictions applicable to Restricted Shares lapse pursuant to Sections 3(d) or 7(c)(iv)), the certificates for such Shares will be replaced with new certificates, without the portion of restrictive legends described in Section 7(b) applicable to such lapsed restrictions, and such new certificates will be promptly delivered to the Participant, the Participant’s representative (if the Participant has suffered a Disability), or the Participant’s estate or heir (if the Participant has died).

SECTION 8. Amendments and Termination.

a. Amendment or Termination of the Plan. The Board may amend, alter or discontinue the Plan at any time, but, except as otherwise provided in Section 3(d) of the Plan, no amendment, alteration or discontinuation will be made which would impair the rights of a Participant with respect to an Award, without that Participant’s consent, or which, without the approval of such amendment within one year (365 days) of its adoption by the Board, by a majority of the votes cast at a duly held stockholder meeting at which a quorum representing a majority of the Company’s outstanding voting shares is present (either in person or by proxy), would : (i) increase the total number of Shares reserved for the purposes of the Plan (except as otherwise provided in Section 3(c)), or (ii) change the persons or class of persons eligible to receive Awards.

b.                   Amendment or Termination of Outstanding Options. An amendment or termination of the Plan that occurs after an Award shall not materially impair the rights of a Participant unless the Participant consents or unless the amendment is required in order to comply with applicable law. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Award. Whether or not the Plan has terminated, an outstanding Award may be amended or terminated in accordance with the Plan or may be amended by agreement of the Company and the Participant consistent with the Plan.

SECTION 9. General Provisions.

a.                   The Board may require each Participant to represent to and agree with the Company in writing that the Participant is acquiring securities of the Company for investment purposes and without a view to distribution thereof and as to such other matters as the Board believes are appropriate. The certificate evidencing any Award and any securities issued pursuant thereto may include any legend which the Board deems appropriate to reflect any restrictions on transfer and compliance with securities laws.

All certificates for Shares or other securities delivered under the Plan will be subject to such share-transfer orders and other restrictions as the Board may deem advisable under the rules, regulations, and other requirements of the Securities Act of 1933, as amended, the Exchange Act, any stock exchange upon which the Shares are then listed, and any other applicable Federal or state securities laws, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

b.                   Nothing contained in the Plan will prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

c.                    Neither the adoption of the Plan nor the execution of any document in connection with the Plan will (i) confer upon any Person any right to continued employment or engagement with the Company or an Affiliate or (ii) interfere in any way with the right of the Company or an Affiliate to terminate the employment or engagement of any of its Employees or Consultants at any time.

d.                   No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any Award under the Plan, the Participant will pay to the Company, or make arrangements satisfactory to the Board regarding the payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Board, the minimum required withholding obligations may be settled with Shares, including Shares that are part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan will be conditioned on such payment or arrangements and the Company will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

SECTION 10. Effective Date of Plan. The Plan will become effective on the date that it is adopted by the Board; provided, however, that all Options intended to be Incentive Stock Options will automatically be converted into Non-Qualified Stock Options if the Plan is not approved by the Company’s stockholders within one year (365 days) of its adoption by the Board in a manner consistent with Treas. Reg. § 1.422-5.

SECTION 11. Term of Plan. The Plan will continue in effect until terminated in accordance with Section 8; provided, however, that no Incentive Stock Option will be granted hereunder on or after the 10th anniversary of the date of shareholder approval of the Plan (or, if the shareholders approve an amendment that increases the number of shares subject to the Plan, the 10th anniversary of the date of such approval); but provided further, that Incentive Stock Options granted prior to such 10th anniversary may extend beyond that date.

SECTION 12. Invalid Provisions. In the event that any provision of the Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

SECTION 13. Governing Law. This Plan and all Awards granted hereunder will be governed by and construed in accordance with the laws and judicial decisions of the State of Delaware, without regard to the application of the principles of conflicts of laws.

SECTION 14. Board Action. Notwithstanding anything to the contrary set forth in the Plan, any and all actions of the Board or Committee, as the case may be, taken under or in connection with the Plan and any agreements, instruments, documents, certificates or other writings entered into, executed, granted, issued and/or delivered pursuant to the terms hereof, will be subject to and limited by any and all votes, consents, approvals, waivers or other actions of all or certain stockholders of the Company or other persons required by:

a.                   the Company’s Articles of Incorporation (as the same may be amended and/or restated from time to time);

b.                   the Company’s Bylaws (as the same may be amended and/or restated from time to time); and

c.                    any other agreement, instrument, document or writing now or hereafter existing, between or among the Company and its stockholders or other Persons (as the same may be amended from time to time).

SECTION 15. Notices. Any notice to be given to the Company pursuant to the provisions of the Plan shall be addressed to the Company in care of its Secretary (or such other person as the Company may designate from time to time) at its principal executive office, and any notice to be given to a Participant shall be delivered personally or addressed to him or her at the address given beneath his or her signature on his or her Award Agreement, or at such other address as such Participant may hereafter designate in writing to the Company. Any such notice shall be deemed duly given on the date and at the time delivered via personal, courier or recognized overnight delivery service or, if sent via telecopier, on the date and at the time telecopied with confirmation of delivery or, if mailed, on the date five (5) days after the date of the mailing (which shall be by regular, registered or certified mail). Delivery of a notice by telecopy (with confirmation) shall be permitted and shall be considered delivery of a notice notwithstanding that it is not an original that is received.

ADOPTION AND APPROVAL OF PLAN

Date Plan adopted by Board:	February 2, 2004
Date Plan approved by Stockholders:	March 12, 2004
Effective Date of Plan:	February 2, 2004

AMENDMENT 2007-1
TO THE
TETRALOGIC PHARMACEUTICALS CORPORATION
2004 EQUITY INCENTIVE PLAN

WHEREAS, the Board of Directors of the TetraLogic Pharmaceuticals Corporation (the “Board”) has previously adopted and implemented the TetraLogic Pharmaceuticals Corporation 2004 Equity Incentive Plan (as amended, the “Plan”); and

WHEREAS, the Board hereby determines and declares that it is advisable and in the best interest of TetraLogic Pharmaceuticals Corporation (the “Company”) and its stockholders to revise the Plan to provide that any Committee appointed by the Board to perform some or all of the Board’s administrative functions may consist of an individual member or multiple members, as appointed by the Board, and that such Committee may further delegate its authority to an individual or individuals; and

WHEREAS, pursuant to Section 8 of the Plan, the Board has the authority to amend the Plan; and

WHEREAS, capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Plan and each respective option agreement.

NOW THEREFORE, effective as of the date hereof, the Plan is hereby amended as follows:

1.                                  Section 2 of the Plan is hereby revised by amending the second paragraph in its entirety to read as follows:

“Any Committee established under this Section 2 may be composed of an individual or individuals who will serve for such period of time as the Board determines. Such Committee may at any time appoint an individual or individuals to perform some or all of the Board’s or any such Committee’s administrative functions hereunder, such individual or individuals to serve at the pleasure of the Board or such Committee; provided however, that the authority of any Committee delegate will be subject to such terms and conditions as the Board or any such Committee may prescribe and will be coextensive with, and not in lieu of, the authority of the Board and any Committee hereunder. If the Company has a class of securities required to be registered under Section 12 of the Exchange Act, all members of any Committee established pursuant to this Section 2 will be Non-Employee Directors. From time to time the Board may increase the size of the Committee and appoint additional members thereto, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.”

2.                                  In all other respects the Plan is affirmed.

[execution page follows]

IN WITNESS WHEREOF, this Amendment has been executed on this 24th day of January, 2007.

TETRALOGIC PHARMACEUTICALS CORPORATION

By:	/s/ John M. Gill
Title:	President & CEO

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FORM

RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (this “Agreement”) is made on December     ,          by and between TetraLogic Pharmaceuticals Corporation, a Delaware corporation (the “Company”), and                        (the “Grantee”).

BACKGROUND

WHEREAS, the Company maintains the TetraLogic Pharmaceuticals Corporation 2004 Equity Incentive Plan, as amended (the “Plan”) for the benefit of its employees, directors, consultants, and other individuals who provide services to the Company and its Affiliates; and

WHEREAS, the Plan permits the grant of restricted shares; and

WHEREAS, the Company desires to grant Restricted Shares (as defined below) to the Grantee, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the premises and mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.              Granting of Restricted Shares.  Effective                              ,               (the “Effective Date”), the Company hereby grants to Grantee and the Grantee accepts from the Company                            shares of the Company’s common stock (the “Restricted Shares”) subject to certain restrictions and on the terms and conditions set forth in this Agreement and the Plan.  The terms of the Plan are hereby incorporated into this Agreement by this reference, as though fully set forth herein.  Capitalized terms used but not defined herein will have the same meaning as defined in the Plan.

2.              Forfeiture of Restricted Shares.

(a)                                 Vesting.  The Restricted Shares are subject to forfeiture to the Company until they become nonforfeitable in accordance with this Section 2.  The Restricted Shares shall become nonforfeitable in accordance with the following schedule if the Grantee remains continuously employed by the Company as a full-time employee through the applicable vesting dates:    [schedule]

(b)                                 [Vesting Upon a Change in Control.  Notwithstanding Section 2(a), if any transaction contemplated by a Change in Control (as defined below for purposes of this Section 2) is actually consummated, all of the Restricted Shares shall become vested and nonforfeitable immediately prior to (and contingent on) the consummation of that Change in Control transaction if the Grantee remains continuously employed by the Company through the consummation of that Change in Control.  “Change in Control” shall mean, for purposes of this Section 2, the happening of the earliest to occur of the events described in clauses (i), (ii), (iii) and (iv) of the definition of “Change in Control” contained in the Plan, except that, for such purposes, the “Original Issuance Exception” contained in clause (iv) of such definition shall be deemed to apply to original issuances by the Company of shares of its voting capital stock which are approved by at least a majority of the Board.]

(c)                                  [Death of Grantee.  Any forfeitable portion of the Restricted Shares shall become immediately nonforfeitable upon the Grantee’s death if the Grantee was actively employed by the Company as an active full-time employee immediately before the Grantee’s death.]

(d)                                 Termination of Service.  [Subject to Section 2(c) hereof,] upon termination of the Grantee’s employment with the Company for any reason, all Restricted Shares which have not prior to the effective date of such termination become nonforfeitable will immediately and automatically, without any action on the part of the Company, be forfeited and the Grantee will have no further rights with respect to those Restricted Shares.

3.              Escrow of Restricted Shares.

(a)                                 Certificates evidencing the Restricted Shares will be held in escrow by the Secretary of the Company or his or her designee (the “Escrow Holder”) until such Restricted Shares cease to be subject to forfeiture in accordance with Section 2, at which time, the Escrow Holder will deliver such certificates representing the nonforfeitable Restricted Shares to the Grantee; provided, however, that no certificates for Restricted Shares will be deliverable to the Grantee until appropriate arrangements have been made with the Company for the withholding or payment of any taxes that may be due with respect to such Restricted Shares.

(b)                                 If any of the Restricted Shares are forfeited pursuant to Section 2 (in each case, a “Forfeiture”), upon request by the Company, the Escrow Holder will deliver the stock certificate(s) evidencing those Restricted Shares to the Company, which will then have the right to retain and transfer those Restricted Shares to the Company’s name free and clear of any rights of the Grantee under this Agreement or otherwise as well as any rights, claims, liens and encumbrances of any third party.  The Grantee hereby authorizes and agrees to a transfer of the Restricted Shares to the Company in the case of each such Forfeiture and no further action, consent, signature, permission or waiver of the Grantee shall be necessary to complete such transfer.

(c)                                  The Escrow Holder is hereby directed to permit transfer of the Restricted Shares only in accordance with this Agreement or in accordance with instructions which are signed by both parties.  In the event further instructions are reasonably desired by the Escrow Holder, he or she shall be entitled to conclusively rely upon directions executed by a majority of the members of the Board.  The Escrow Holder shall have no liability for any act or omissions hereunder while acting in good faith in the exercise of his or her own judgment.

4.              Stock Splits, etc.  If, while any of the Restricted Shares remain subject to forfeiture, there occurs any merger, consolidation, reorganization, reclassification, recapitalization, stock split, stock dividend, or other similar change in the common stock, then any and all new, substituted or additional securities or other consideration to which the Grantee is entitled by reason of the Grantee’s ownership of the Restricted Shares will be immediately

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subject to this escrow, deposited with the Escrow Holder and included thereafter as “Restricted Shares” for purpose of this Agreement.

5.              Tax Consequences.  The Grantee acknowledges that the Company has not advised the Grantee regarding the Grantee’s tax liability in connection with the award and vesting of the Restricted Shares.  The Grantee has reviewed with the Grantee’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement.  The Grantee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.  The Grantee understands that the Grantee (and not the Company) shall be responsible for the Grantee’s own tax liability that may arise as a result of the transactions contemplated by this Agreement.

6.              Additional Documents.  As a condition to the effectiveness of the grant of Restricted Shares hereby made:

(a)                                 the Grantee’s spouse (if any) is required to execute and deliver to the Company the “Consent of Spouse” attached as Exhibit A;

(b)                                 the Grantee is required to timely file an election under Section 83(b) of the Internal Revenue Code, as amended (the “Code”), with respect to the grant of the Restricted Shares (a form of Section 83(b) election is attached as Exhibit B);

(c)                                  the Grantee acknowledges that the Restricted Shares shall be subject to the terms and conditions of each of that certain Amended and Restated Voting Agreement, dated July 26, 2010, as amended, (ii) that certain Amended and Restated Right of First Refusal and Co-Sale Agreement, dated July 26, 2010, as amended, and (iii) that certain Amended and Restated Investor Rights Agreement, dated July 26, 2010, as amended; and

(d)                                 the Grantee agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

7.              Restriction on Transfer of Unvested Restricted Shares.  Except for the escrow described in Section 3 hereof or the transfer of the Restricted Shares to the Company or its assignees as contemplated by this Agreement, the Grantee may not sell, pledge, assign, encumber, hypothecate, gift, transfer, bequeath, devise, donate or otherwise dispose of, in any way or manner whatsoever, whether voluntary or involuntary (all of the foregoing hereinafter referred to as “Transfer”), any legal or beneficial interest in any of the Restricted Shares until the Restricted Shares become nonforfeitable in accordance with Section 2 of this Agreement.  Even after any of the Restricted Shares become nonforfeitable pursuant to this Agreement, they will remain subject to the transfer restrictions set forth in any applicable stockholders agreement.

8.              Share Legends.  The following legend will be placed on the certificates evidencing all the Restricted Shares (in addition to any other legends that may be required to be placed on such certificates pursuant to applicable law or otherwise):

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE NOT

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BEEN ACQUIRED WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, ASSIGNED, EXCHANGED, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF, BY GIFT OR OTHERWISE, OR IN ANY WAY ENCUMBERED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND UNDER APPLICABLE STATE SECURITIES LAWS.

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF A RESTRICTED STOCK AGREEMENT ENTERED INTO BETWEEN GRANTEE AND THE COMPANY (WHICH TERMS AND CONDITIONS MAY INCLUDE, WITHOUT LIMITATION, CERTAIN FORFEITURE CONDITIONS, TRANSFER RESTRICTIONS, REPURCHASE RIGHTS AND JOINDER REQUIREMENTS). A COPY OF THAT AGREEMENT IS ON FILE IN THE PRINCIPAL OFFICES OF THE COMPANY AND WILL BE MADE AVAILABLE TO THE HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON REQUEST TO THE SECRETARY OF THE COMPANY.

This Section 8 will cease to apply upon the registration by the Company of any class of equity securities pursuant to Section 12 of the Exchange Act.

9.              Lock-Up Agreement.  Grantee hereby agrees that, in connection with any registration of the offering of any securities of the Company under the Securities Act for the account of the Company, if so requested by the Company, such Grantee shall not sell or otherwise transfer any securities of the Company during the period specified by the Board (the “Market Standoff Period”), with such period not to exceed 180 days following the effective date of a registration statement of the Company filed under the Securities Act.  The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period. The provisions of this Section 9 shall be binding upon any transferee or assignee of any Restricted Shares.

10.       Parachute Provisions.  Payments under this Agreement shall be made without regard to whether the deductibility of such payments (or any other payments) would be limited or precluded by Section 280G of the Code, and without regard to whether such payments would subject the Grantee to the federal excise tax levied on certain “excess parachute payments” under Section 4999 of the Code; provided, however, that if the Total After-Tax Payments (as defined below) would be increased by the limitation or elimination of any amount payable under this Agreement, then the amount payable under this Agreement will be reduced to the extent necessary to maximize the Total After-Tax Payments.  The determination of whether and to what extent payments under this Agreement are required to be reduced in accordance with the preceding sentence will be made by the Company’s independent auditors.  In the event of any underpayment or overpayment under this Agreement (as determined after the application of this Section 10), the amount of such underpayment or overpayment will be immediately paid by the Company to the Grantee or refunded by the Grantee to the Company, as the case may be, with

4

interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code.  For purposes of this Agreement, “Total After-Tax Payments” means the total of all “parachute payments” (as that term is defined in Section 280G(b)(2) of the Code) made to or for the benefit of the Grantee (whether made hereunder or otherwise), after reduction for all applicable federal taxes (including, without limitation, the tax described in Section 4999 of the Code).

11.       Other Adjustment.  In the event of any recapitalization, stock split or combination, stock dividend or other similar event or transaction affecting the Restricted Shares, equitable substitutions or adjustments will be made by the Board to the aggregate number, type and issuer of the Restricted Shares.

12.          Rights of Grantee.  The Grantee shall have the right to vote the Restricted Shares and to receive cash dividends and distributions with respect to the Restricted Shares; provided however, that any dividends or distributions paid on the Restricted Shares while those shares remain forfeitable will be paid to the Grantee when, and if, the Restricted Shares giving rise to such dividends or distributions become nonforfeitable, and such dividends or distributions will be deposited with the Escrow Holder.

13.       Representations and Warranties.  By executing this Agreement, the Grantee hereby represents, warrants, covenants, acknowledges and/or agrees that:

(a)                                 The Restricted Shares are being acquired for the Grantee’s own account, for investment purposes only, and not for the account of any other person, and not with a view to the distribution thereof within the meaning of the Securities Act;

(b)                                 No other person (other than the Grantee and the Company) has or will have a direct or indirect beneficial interest in the Restricted Shares;

(c)                                  The Restricted Shares have not been registered or qualified under the Securities Act or any state securities laws, the offering and sale of the Restricted Shares is intended to be exempt from registration under the Securities Act by virtue of Section 4(2) of the Securities Act, and reliance on that exemption is predicated in part on the accuracy of these representations and warranties;

(d)                                 The Grantee is acquiring the Restricted Shares without being furnished any sales literature or prospectus;

(e)                                  The Grantee understands that the Restricted Shares are being offered and sold in reliance on specific exemptions from the registration requirements of Federal and state law and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings set forth herein in order to determine the applicability of such exemptions and the suitability of the subscriber to acquire the Restricted Shares;

(f)                                   No broker or finder has acted for the undersigned in connection with Grantee’s receipt of the Restricted Shares and no broker or finder is entitled to any broker’s or finder’s fees or other commissions in connection therewith based on agreements between the Grantee and any broker or finder;

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(g)                                  The Grantee has a preexisting business relationship with the Company, has such knowledge and experience in financial and business matters in order to be able to evaluate the merits and risks of an investment in the Company, and is not utilizing any other person as a purchaser representative to evaluate such merits and risks;

(h)                                 The Grantee has been furnished with all information he has requested from the Company and has had an opportunity to review the books and records of the Company and to discuss with management of the Company the business and financial affairs of the Company;

(i)                                     Investment in the Company is speculative and involves a high degree of risk, the Grantee has no present need for liquidity in his investment in the Company and is able to bear the risk of that investment for an indefinite period and to afford a complete loss thereof;

(j)                                    There is no public market for the Restricted Shares, there can be no assurance that any such market will ever develop and, therefore, the Grantee may be required to hold the Restricted Shares indefinitely;

(k)                                 In addition to complying with other similar restrictions contained herein, the Grantee will not sell, transfer, pledge, hypothecate or otherwise dispose of any interest in the Restricted Shares unless such interest is registered in accordance with the Securities Act and applicable state securities laws or an exemption from such registration is available and, if required by the Company, an opinion of counsel is delivered to the Company, in a form satisfactory to the Company, that such registration is unnecessary; and

(l)                                     The Company is under no obligation to register the Restricted Shares on behalf of the Grantee or to assist the Grantee in complying with any exemption from registration.

14.       General Provisions.

(a)                                 This Agreement and the other exhibits attached hereto, represent the entire agreement between the parties hereto relating to the subject matter hereof, and merges and supersedes all prior and contemporaneous discussions, agreements and understandings of every nature relating to the award of Restricted Shares to the Grantee by the Company.  This Agreement may not be changed or modified, except by an agreement in writing signed by each of the parties hereto.

(b)                                 Any notice, demand or request required or permitted to be given by either the Company or the Grantee pursuant to the terms of this Agreement shall be in writing and shall be deemed given on the date and at the time delivered via personal, courier or recognized overnight delivery service or, if sent via telecopier, on the date and at the time telecopied with confirmation of delivery or, if mailed, on the date five (5) days after the date of the mailing (which shall be by regular, registered or certified mail).  Delivery of a notice by telecopy (with confirmation) shall be permitted and shall be considered delivery of a notice notwithstanding that it is not an original that is received.  If directed to the Grantee, any such notice, demand or request shall be sent to the address on file with the Company.  If directed to

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the Company, any such notice, demand or request shall be sent to the Company’s headquarters, c/o the Company’s Secretary, or to such other address or person as the Company may hereafter specify in writing.

(c)                                  Any notice to the Escrow Holder shall be sent to the Company’s address, with a copy to the other party not sending the notice.

(d)                                 The rights and benefits of the Company under this Agreement shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns.  The rights and obligations of the Grantee under this Agreement may only be assigned with the prior written consent of the Company.

(e)                                  Either party’s failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement.  The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.

(f)                                   The Grantee agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

(g)                                  The receipt of Restricted Shares hereunder will not confer upon the Grantee any right to continue in service to the Company or any of its subsidiaries or affiliates.

(h)                                 This Agreement shall be governed by, and enforced in accordance with, the laws of the State of Delaware, without regard to the application of the principles of conflicts or choice of laws.

(i)                                     This Agreement may be executed, including execution by facsimile signature, in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

[signature page follows]

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IN WITNESS WHEREOF, the parties have duly executed this Agreement on the Effective Date.

TETRALOGIC PHARMACEUTICAL CORPORATION

By:

Name:

Title:

GRANTEE

EXHIBIT A

CONSENT OF SPOUSE

I,                                           , spouse of the Grantee have read and approve the foregoing Restricted Stock Agreement (the “Agreement”). In consideration of the receipt of shares of TetraLogic Pharmaceutical Corporation (the “Company”) as set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares issued pursuant thereto under the community property laws or similar laws relating to marital property.

In addition, I am aware that, among other things, under the Agreement my spouse agrees to sell certain of his shares of the capital stock of the Company, including my community property or other interest therein (if any), upon certain events and that transfer of such shares is otherwise restricted.  I hereby consent to such sale and to such restrictions, approve of the provisions of the Agreement, and agree that if I pre-decease my spouse, the successors of my community property or other interest (if any) in such shares will hold such shares subject to the provisions of the Agreement.

Dated: , 20

(SIGNATURE OF SPOUSE)

(PRINTED NAME)

FORM

TETRALOGIC PHARMACEUTICALS CORPORATION

2004 EQUITY INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT

TetraLogic Pharmaceuticals Corporation (the “Company”) hereby grants to                                                 (the “Optionee”) an option to purchase a total of                            shares of Common Stock of the Company (the “Option Shares”), at the price and on the terms set forth herein, and in all respects subject to the terms, definitions and provisions of the TetraLogic Pharmaceuticals Corporation 2004 Equity Incentive Plan (the “Plan”) applicable to non-qualified stock options, which terms and provisions are hereby incorporated by reference herein.  Unless the context herein otherwise requires, the terms defined in the Plan shall have the same meanings when used herein.

1.                                      Nature of the Option.  This Option is intended to be a nonstatutory stock option and is not intended to be an Incentive Stock Option within the meaning of section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or to otherwise qualify for any special tax benefits to the Optionee.

2.                                      Date of Grant; Term of Option.  This Option is granted this              day of                                   , 200   , (the “Date of Grant”) and it may not be exercised later than the date that is ten (10) years after the Date of Grant, subject to earlier termination, as provided in the Plan or Section 5 hereof.  For purposes of this Agreement, the term “Effective Date of Grant” shall mean                                                   .

3.                                      Option Exercise Price.  The Option exercise price is $[          ] per Share.

4.                                      Exercise of Option.  This Option shall be exercisable during its term only in accordance with the terms and provisions of the Plan and this Award Agreement as follows:

(a)                                 Right to Exercise.

(i)                                     In General.  Subject to Section 4(a)(ii) and 4(a)(iii) of this Option, the Option will vest and become exercisable according to the following schedule:

If the Optionee has remained an active employee of the Company from the Effective Date of Grant to the:	Then the Option will vest and become exercisable with respect to:
[ ]	[ %] of the Option Shares
[ ]	An additional [ %] of the Option Shares
[ ]	An additional [ %] of the Option Shares
[ ]	An additional [ %] of the Option Shares

(ii)                                  [Accelerated Vesting on Change in Control.  In the event of a Change in Control, the Option will vest and become fully exercisable with respect to all then unvested Option Shares, as of the date of such Change in Control.]

(iii)                               [Accelerated Vesting for Certain Terminations.  If the Optionee ceases to be employed by the Company after the first anniversary of the Effective Date of Grant and prior to the Second Anniversary as a result of: (i) his or her Disability, (ii) his or her death or (iii) a termination by the Company without Cause, then the Option will vest and become exercisable with respect to twenty five percent (25%) of the Option Shares and will remain exercisable for the applicable time period provided in Section 5.]

(b)                                 Method of Exercise.  The Optionee may exercise this Option by providing written notice stating the election to exercise this Option.  Such written notice must be signed by the Optionee and must be delivered in person or by certified mail to the Secretary of the Company or such other person as may be designated by the Company.  To the extent required by the Company, the written notice must be accompanied by payment of the option exercise price in the manner described in Section 4(c), by an executed shareholders agreement described in Section 4(f) and by any other agreements required by the Board or its Committee and/or the terms of the Plan, which other agreements may restrict the sale or other transfer of the Shares and may include certain additional representations and agreements as to the Optionee’s investment intent with respect to the Shares.  This Option will be deemed to be exercised only upon the receipt by the Company of such written notice, payment of the option exercise price, and duly executed copies of the shareholders agreement and any other agreements required by the Board or its Committee, the terms of the Plan and/or this Award Agreement.  The Optionee will have no right to vote or receive dividends and will have no other rights as a stockholder with respect to such Shares notwithstanding the exercise of this Option, until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate(s) evidencing Shares that are being issued upon exercise of this Option.  The certificate(s) for the Shares will be registered in the name of the Optionee and will contain any legend as may be required under the Plan, this Award Agreement, and/or applicable law.

(c)                                  Method of Payment.  The method of payment of the option exercise price will be determined by the Board or its Committee and may consist entirely of cash, certified check, or such other consideration or method of payment as may be authorized under the Plan, including, if authorized by the Committee, through means of a “net settlement” whereby the Option exercise price will not be due in cash and where the number of Shares issued upon exercise will be equal to: (A) the product of (i) the number of Shares as to which the Option is then being exercised, and (ii) the excess, if any, of (a) the then current Fair Market Value per Share over (b) the Option exercise price, divided by (B) the then current Fair Market Value per Share.

(d)                                 Partial Exercise.  This Option may be exercised in whole or in part; provided, however, that any exercise may apply only with respect to a whole number of Shares.

(e)                                  Restrictions on Exercise.  This Option may not be exercised if the issuance of these Shares upon such exercise would constitute a violation of any applicable federal or state securities laws or other laws or regulations.  In addition, as a further condition to the exercise of this Option, the Company may require the Optionee to make any representation or warranty to the Company as may be required by or advisable under any applicable law or regulation.

(f)                                   Shareholders Agreement.  In connection with and as a condition of exercising this Option, Optionee hereby acknowledges and agrees to execute a joinder to a customary shareholders agreement or other agreement that is applicable to holders of Shares under the Plan generally and restricts such holders’ rights in the Shares acquired under the Plan (including the Optionee’s rights to the Option Shares acquired pursuant to this Award Agreement) by and between such holders under the Plan (including the Optionee), the Company and/or one or more other holders of equity securities of the Company in the form that the Company provides at any time on or after the exercise of this Option and as may be amended by the Company in its sole discretion from time to time.

5.                                      Termination of Relationship with the Company.

(a)                                 Voluntary Termination.  If the Optionee terminates his or her employment with the Company for any reason other than death or Disability, the Option (to the extent exercisable at the time of such termination) may be exercised at any time within ninety (90) days after the date of such termination.  To the extent that the Option is not exercisable at the time of such termination, or to the extent the Option is not exercised within the time specified herein, the Option shall terminate.

(b)                                 Disability.  If the Optionee’s employment by the Company terminates due to Disability, the Option (to the extent exercisable at the time of such termination) may be exercised by the Optionee or his or her legal guardian or representative at any time within twelve (12) months after such termination.  To the extent that the Option is not exercisable on the date of termination, or to the extent the Option is not exercised within the time specified herein, the Option shall terminate.

(c)                                  Death.  If the Optionee’s employment by the Company terminates due to his or her death, the Option (to the extent exercisable at the time of such death) will remain exercisable for twelve (12) months after the date of death by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance.  To the extent that the Option is not exercisable on the date of death, or to the extent the Option is not exercised within the time specified herein, the Option shall terminate.

(d)                                 Termination Without Cause.  If the Company terminates Optionee’s employment with the Company without Cause, the Option (to the extent exercisable at the time of such termination) may be exercised at any time within one hundred and eighty (180) days after the date of such termination.  To the extent that the Option is not exercisable at the time of such termination, or to the extent the Option is not exercised within the time specified herein, the Option shall terminate.

(e)                                  Termination for Cause.  If the Company terminates Optionee’s employment with the Company for Cause, the Option will then terminate immediately and automatically, and the Optionee shall have no further rights therein.

Notwithstanding any other provision of this Section 5, the Option shall not be exercisable after the expiration of the term set forth in Section 2 hereof.

6.                                      Non-Transferability of Option.  This Option may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner either voluntarily or involuntarily by operation of law, other than by will or by the laws of descent or distribution. During the Optionee’s lifetime, this Option is exercisable only by the Optionee (or by such Optionee’s legal guardian or representative as provided in Section 5).  Subject to the foregoing and the terms of the Plan, the terms of this Option will be binding upon the executors, administrators, legal guardians, representatives and heirs of the Optionee, meaning for purposes of this Award Agreement, both testamentary heirs and heirs by intestacy.

7.                                      No Continuation of Employment or Engagement.  Neither the Plan nor this Option shall confer upon any Optionee any right to continue in the service of the Company or any of its Subsidiaries or limit, in any respect, the right of the Company to discharge the Optionee at any time, with or without Cause and with or without notice.

8.                                      Lock-Up Agreement.  Each Optionee hereby agrees that, in connection with any registration of the offering of any securities of the Company under the Securities Act of 1933, as amended (the “Securities Act”) for the account of the Company, if so requested by the Company, such Optionee shall not sell or otherwise transfer any securities of the Company during the period specified by the Board of Directors (the “Market Standoff Period”), with such period not to exceed 180 days following the effective date of a registration statement of the Company filed under the Securities Act.  The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.  The provisions of this Section 8 shall be binding upon any transferee or assignee of any Shares.

9.                                      Withholding.  The Company reserves the right to withhold, in accordance with any applicable laws, from any consideration payable or property transferable to Optionee any taxes required to be withheld by federal, state or local law as a result of the grant or exercise of this Option or the sale or other disposition of the Shares.  If the amount of any consideration payable to the Optionee is insufficient to pay such taxes or if no consideration is payable to the Optionee, upon the request of the Company, the Optionee (or such other person entitled to exercise this Option pursuant to Section 5 hereof) will pay to the Company an amount sufficient for the Company to satisfy any federal, state or local tax withholding requirements applicable to and as a condition to the grant or exercise of this Option or the sale or other disposition of the Shares issued upon the exercise of this Option.

10.                                The Plan.  The Optionee has received a copy of the Plan (a copy of which is attached hereto), has read the Plan and is familiar with its terms, and hereby accepts the Option subject to all of the terms and provisions of the Plan, as amended from time to time.  Pursuant to the Plan, the Board or its Committee is authorized to interpret the Plan and to adopt rules and regulations not inconsistent with the Plan as it deems appropriate.  The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board or its Committee upon any questions arising under the Plan.

11.                               Spousal Consent.  As a condition to the effectiveness of the grant of the Option, the Grantee’s spouse (if any) is required to execute the attached “Consent of Spouse.”

12.                               Governing Law.  This Award Agreement will be construed in accordance with the laws of the State of Delaware, without regard to the application of the principles of conflicts of laws.

13.                               Amendment.  Subject to the provisions of the Plan, this Award Agreement may be amended at any time by the Company or its delegate; provided, however, that any modification or amendment of this Award Agreement which adversely affects the Optionee shall require the written consent of the Optionee.

14.                               Entire Agreement.  This Award Agreement, together with the Plan and the other exhibits attached thereto or hereto, represents the entire agreement between the parties hereto relating to the subject matter hereof, and merges and supersedes all prior and contemporaneous discussions, agreements and understandings of every nature relating to the award of Options to Optionee by the Company.

[Signature page follows]

IN WITNESS WHEREOF, this Award Agreement has been executed by the parties on the        day of                                     ,                    .

TETRALOGIC PHARMACEUTICALS CORPORATION

By:

Name:

Title:

OPTIONEE

Signature

Address

THIS OPTION AND THE SECURITIES WHICH MAY BE PURCHASED UPON EXERCISE OF THIS OPTION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS.  THESE SECURITIES HAVE NOT BEEN ACQUIRED WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, ASSIGNED, EXCHANGED, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF, BY GIFT OR OTHERWISE, OR IN ANY WAY ENCUMBERED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS, OR A SATISFACTORY OPINION OF COUNSEL SATISFACTORY TO APOP CORP. THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND UNDER APPLICABLE STATE SECURITIES LAWS.

ACKNOWLEDGMENT

The Optionee acknowledges receipt of a copy of the Plan, a copy of which is attached hereto, and represents that he or she has read and is familiar with the terms and provisions thereof and hereby accepts this Option subject to all of the terms and provisions of the Award Agreement and the TetraLogic Pharmaceuticals Corporation 2004 Equity Incentive Plan (the “Plan”).  The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board or the Committee upon any questions arising under the Plan.

Date:
Signature of Optionee

Name of Optionee

Address

City, State, Zip Code

CONSENT OF SPOUSE

I,                                              , spouse of                             , have read the foregoing Non-Qualified Stock Option Agreement (the “Agreement”). I am aware by the terms of the Agreement, among other things, my spouse agrees to sell certain of his/her shares of the capital stock of the Company, including my community property or other interest therein (if any), upon certain events and that transfer of such shares is otherwise restricted.  I hereby consent to such sale and to such restrictions, approve of the provisions of the Agreement, and agree that if I pre-decease my spouse, the successors of my community property or other interest (if any) in such shares will hold such shares subject to the provisions of the Agreement.  In consideration of the grant of shares of TetraLogic Pharmaceuticals Corporation as set forth in that Agreement, I hereby appoint my spouse as my attorney-in-fact with respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares issued pursuant thereto under the community property laws or similar laws relating to marital property.

SIGNATURE OF SPOUSE

DATE